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                                                                   EXHIBIT 10.70

                 DESCRIPTION OF LONG-TERM PERFORMANCE BONUS PLAN

     In 2001, the Compensation Committee established a long-term incentive cash bonus plan for members of upper management, including executive officers. This plan provided a bonus opportunity at the conclusion of fiscal 2003 if FedEx achieved certain earnings-per-share targets established by the Compensation Committee with respect to the three-fiscal-year period 2001 through 2003. No bonuses were awarded in fiscal 2003 to any eligible participant under this plan because of below-plan performance for the three-fiscal-year period.

     The Compensation Committee has established long-term performance bonus plans for the three-fiscal-year periods 2002 through 2004, 2003 through 2005 and 2004 through 2006, providing bonus opportunities for fiscal 2004, 2005 and 2006, respectively, if certain earnings-per-share targets are achieved with respect to those periods. No amounts can be earned for the 2002 through 2004, 2003 through 2005 and 2004 through 2006 plans until 2004, 2005 and 2006, respectively, because achievement of the earnings-per-share objectives can only be determined following the conclusion of the applicable three-fiscal-year period.

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